UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

Maverick Minerals Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25515
(Commission File Number)

88-0410480
(IRS Employer Identification No.)

Suite 700 – 220 Bay Street, Toronto, Ontario M5J 2W4
(Address of principal executive offices and Postal Code)

647-728-4134
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2012, Maverick Minerals Corporation (the “Company”) entered into a subscription agreement with Energold Minerals Inc. (“Energold”) pursuant to which Energold purchased an 8% convertible debenture (the “Debenture”) in the aggregate principal amount of CDN$300,000. The Debenture is convertible at any time after issuance into shares of the Company’s common stock, par value $0.001 at a deemed conversion price per share of US$0.10. The Debenture matures on December 31, 2012, and bears interest at the rate of 8% per annum, payable on the date of conversion of the Debenture. Interest is calculated on the basis of a 360-day year and accrues daily commencing on the date the Debenture is issued until payment in full of the principal amount, together with all accrued and unpaid interest and other amounts which may become due have been made.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK MINERALS CORPORATION

/s/ Robert Kinloch
Robert Kinloch
President

Date: October 4, 2012